Exhibit 99.1

SmartBank Merger Complete

KNOXVILLE, TN - February 29th, 2016 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK) announced today the completion of its merger of Cornerstone Community Bank and SmartBank, creating a banking franchise that extends across East Tennessee and Northwest Florida and exceeds $1 billion in assets. The merger completion means that the Chattanooga offices are now open for business as SmartBank, moving a strong banking legacy into a new chapter focusing on combining the best of community banking with technology and innovation.

Billy Carroll, President & CEO stated: “For the past year, our two teams have been highly collaborative; the marriage of our banks has been as complementary as we anticipated. It’s exciting now to be unified on one banking platform, offering the same products and services and building a great future together. In our merger work, we’ve combined our people, systems and operations in a way that will support the continued growth we anticipate for our company.”

Barry Watson, Regional President added: “Our Chattanooga market now represents half of our combined company and with our current banking team, is poised for continued solid growth. This team could not be more excited to be part of the SmartBank family, and we intend to offer more good things to our loyal clients and friends over the coming years.”

Chairman Miller Welborn concluded: “As we unveil SmartBank in Chattanooga, the expectation is that we’re at the starting line, writing the next chapter of a great story centered on banking innovation. Truly, I believe this is where the fun begins. The energy we have in this $1 billion in assets bank is tremendous; our opportunity to serve individuals and companies throughout our footprint is better than ever.”

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with twelve branches and two loan production offices spanning East Tennessee and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com.

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to SmartFinancial following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; and (iii) adjusted allowance for loan losses to loans, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Source

SmartFinancial, Inc.

Investor Contacts

SmartFinancial, Inc.

Billy Carroll

President & CEO

865.868.0613

Frank Hughes

Executive Vice President

Investor Relations

423.385.3009

Media Contact

Kelley Fowler

First Vice President, Public Relations & Marketing

SmartBank

865.868.0611

kfowler@smartbank.net